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                                                                 EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 19, 2002 except for Note 13 as to which the date is May 31, 2002, Note 14 as to which the date is July 10, 2002 and Note 16 as to which the date is June 20, 2002 relating to the financial statements of Kirkland's Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Memphis, Tennessee
July 10, 2002